Exhibit 107.1

CALCULATION OF FILING FEE TABLES

FORM S-3

(Form Type)

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY

WILLIS NETHERLANDS HOLDINGS B.V.

WILLIS INVESTMENT UK HOLDINGS LIMITED

TA I LIMITED

WILLIS TOWERS WATSON UK HOLDINGS LIMITED

TRINITY ACQUISITION PLC

WILLIS GROUP LIMITED

WILLIS NORTH AMERICA INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
				Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities(2)(3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Guarantees(2)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Equity	Preferred Shares, nominal value US$0.000115 per share(2)(4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Equity	Ordinary Shares, nominal value US$0.000304635 per share(2)(5)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Warrants(2)(6)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Warrant Units(2)(7)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Share Purchase Contracts(2)(8)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Share Purchase Units(2)(8)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Prepaid Share Purchase Contracts(2)(8)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	NA	NA		NA
				Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)

Indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Willis Towers Watson Public Limited Company is deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable.

(2)

This Registration Statement covers an indeterminate number of debt securities, preferred shares, ordinary shares, warrants, warrant units, share purchase contracts, share purchase units and prepaid share purchase contracts of Willis Towers Watson Public Limited Company, debt securities of Trinity Acquisition plc, debt securities of Willis North America Inc. and the related guarantees of Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants.

(3)

Debt securities may be issued separately or upon exercise of warrants to purchase debt securities which are registered hereby. Debt securities may be issued by Willis Towers Watson Public Limited Company, Trinity Acquisition plc or Willis North America Inc. Debt securities issued by Willis Towers Watson Public Limited Company may be guaranteed by certain of its direct and indirect subsidiaries, including Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. Debt securities issued by Trinity Acquisition plc or Willis North America Inc. may be guaranteed by certain of their respective direct and indirect parent entities and direct and indirect subsidiaries.

(4)

An indeterminate number of preferred shares of Willis Towers Watson Public Limited Company are covered by this Registration Statement. Preferred shares may be issued (a) separately or (b) upon exercise of warrants to purchase preferred shares which are registered hereby.

(5)

An indeterminate number of ordinary shares of Willis Towers Watson Public Limited Company are covered by this Registration Statement. Ordinary shares may be issued (a) separately, (b) upon the conversion of either the debt securities or the preferred shares, each of which are registered hereby or (c) upon exercise of warrants to purchase ordinary shares. Ordinary shares issued upon conversion of the debt securities and the preferred shares will be issued without the payment of additional consideration.

(6)

An indeterminate number of warrants of Willis Towers Watson Public Limited Company, each representing the right to purchase an indeterminate number of preferred shares or ordinary shares or amount of debt securities, each of which are registered hereby, are covered by this Registration Statement.

(7)

An indeterminate number of warrant units of Willis Towers Watson Public Limited Company are covered by this Registration Statement. Each warrant unit consists of a warrant under which the holder, upon exercise, will purchase an indeterminate number of ordinary shares or preferred shares or amount of debt securities.

(8)

An indeterminate number of share purchase contracts, share purchase units and prepaid share purchase contracts of Willis Towers Watson Public Limited Company, each representing the obligation to purchase an indeterminate number of ordinary shares, which are registered hereby, are covered by this Registration Statement.